Exhibit 10(n)-4

AMENDMENT NO. 3

TO

PPL OFFICERS DEFERRED COMPENSATION PLAN

WHEREAS, PPL Services Corporation ("PPL") has adopted the PPL Officers Deferred Compensation Plan ("Plan") effective July 1, 2000; and

WHEREAS, the Plan was amended and restated effective July 1, 2000, and subsequently amended by Amendments No. 1 and 2; and

WHEREAS, PPL desires to further amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.Effective January 1, 2001, Article 2 (e), (k) and (n) are amended to read:

  Definitions.

(e)"Change in Control" means the occurrence of any one of the following events: (1) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors of PPL Corporation and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of PPL Corporation) whose appointment or election by the Board of Directors of PPL Corporation or nomination for election by PPL Corporation's shareowners was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; (2) any Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PPL Corporation representing 20% or more of the combined voting power of PPL Corporation's then outstanding securities entitled to vote generally in the election of directors; (3) there is consummated a merger or consolidation of PPL Corporation or any direct or indirect subsidiary of PPL Corporation with any other corporation or other entity, other than, (A) a merger or consolidation which would result in the voting securities of PPL Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of PPL Corporation or any subsidiary of PPL Corporation, at least 60% of the combined voting power of the securities of PPL Corporation or at least 60% of the combined voting power of the securities of such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of PPL Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of PPL Corporation (excluding in the securities beneficially owned by such Person any securities acquired directly from PPL Corporation or its Affiliates) representing 20% or more of the combined voting power of PPL Corporation's then outstanding securities; (4) the shareowners of PPL Corporation approve a plan of complete liquidation or dissolution of PPL Corporation; or (5) the Board of Directors of PPL Corporation adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.

(k)"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(n)"Person" shall have the meaning given in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (1) PPL Corporation or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of PPL Corporation or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of PPL Corporation in substantially the same proportions as their ownership of stock of PPL Corporation.

II.Except as provided for in this Amendment No. 3, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 3 is executed this _____ day of _____________________, 2001.

PPL SERVICES CORPORATION

By:_______________________________

Charles P. Pinto

Vice President - Human Resources